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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                                CONTACT:

CompX International Inc.                              Joseph S. Compofelice
16825 Northchase Drive                                Chairman, President & CEO
Houston, Texas 77060                                  Tel.  281-423-3303


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND

         HOUSTON, TEXAS . . . July 27, 2000 . . . CompX International Inc. (NYSE: CIX) announced today that its board of directors, at its July meeting, declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on September 29, 2000 to stockholders of record at the close of business on September 19, 2000.

         CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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